                                                                  Exhibit (p)(7)

--------------------------------------------------------------------------------
                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
                                 CODE OF ETHICS
                              Adopted July 1, 2004
                              Amended May 16, 2005
                            Amended October 17, 2005
--------------------------------------------------------------------------------

                               Table of Contents,

Introduction: Things You Need to Know to Use this Code

Section I (Applies to all personnel)

      A.    General Principles

      B.    Gifts to or from Brokers or Clients

      C.    Service on the Board or as an Officer of another Company

      D.    Excessive Trading or Market Timing

Section II (Applies to Access Persons and Investment Persons)

      A.    Reporting Requirements

            1.    Initial Holdings Reports

            2.    Quarterly Transactions Reports

            3.    Quarter Brokerage Account Reports

            4.    Annual Holdings Reports

            5.    Duplicate Confirmation Statements

      B.    Transaction Restrictions

            1.    Restrictions applicable to Access Persons

                  a.    Preclearance

                  b.    Black-out periods

                  c.    Initial Public Offerings and Private Placements

            2.    Restrictions applicable to Investment Persons

                  a.    Prohibition on short-term trading

                  b.    Prohibition on Front-Running

            3.    Exemptions

                  a.    Preclearance

                  b.    Compete Exemptions

                  c.    Open-end Mutual Funds

                  d.    Large Cap Stock Exemption

      C.    Compliance Administration and Review

            1.    Notification

            2.    Compliance Review

            3.    Violation Review

            4.    Code Distribution

            5.    Recordkeeping Requirements

            6.    Sanctions

                                                                  Exhibit (p)(7)

Section III -- Definitions

Access Persons              Covered Security           Investment Person
Automatic Investment Plan   Family/Household           Limited Offering
Beneficial Ownership        Federal Securities Laws    Reportable Funds
Code Officer                Initial Public Offering    Primary Identifier

Form A: Initial Holdings Report
Form B: Quarterly Personal Transactions
Form C. Quarterly Personal Brokerage Account Report
Form D: Annual Certification of Compliance & Inventory Report
Form E: Pre-clearance Transaction Form

                                                                  Exhibit (p)(7)

This is the Code of Ethics (the "Code") of Westfield Capital Management Company, LLC ("WCM").

Things you need to know to use this code:

      1. Terms in boldface type have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code in Section III.

      2. To understand what parts of this Code apply to you, you need to know whether you are an Access Person or an Investment Person. YOU WILL BE NOTIFIED BY A CODE OFFICER OF YOUR STATUS on an annual basis.

      3.    This Code has three sections:
                  Section I: Applies to ALL Personnel
                  Section II: Applies to Access Persons and Investment Persons
                  Section III: Definitions

      4. There are also four Reporting Forms that Access Persons have to fill out under this Code. You can obtain copies of the Reporting Forms from a Code Officer.

      5. If you are an Investment Person, you are automatically an Access Person too, so you must comply with provisions of the Code that apply to Access Persons in addition the provisions of the Code that apply to Investment Persons.

      6. Non-interested WCM Board Members (those members who are not employees of WCM) are not considered Access Persons unless they have access to non-public information about client transactions, portfolio holdings or WCM's investment recommendations. Such access requires pre-approval from a Code Officer. Should any non-interested WCM Board Member come into possession of or obtain non-public information, portfolio holdings or WCM's investment recommendations in the normal course of business, they will be subject to the reporting requirements provided by Section II.A of this Code.

      7. A Code Officer has the authority to grant written waivers of the provisions of this Code in appropriate instances which are determined by a Code Officer. However, WCM expects that waivers, if any, will be granted only in rare instances and documented by the Code Officer for WCM's files; and some provisions of the Code that are mandated by the rules and regulations of the Securities and Exchange Commission ("SEC") cannot be waived.

      8. This Code shall be governed by Rule 17j- l under the Investment Company Act of 1940, as amended, and Rule 204A-1 under the Investment Advisers Act of 1940, as amended.

                                                                  Exhibit (p)(7)

SECTION I

A. General Principles - The following general principles apply to ALL personnel, including WCM Board Members.

      1. WCM is a fiduciary for its investment advisory and sub-advisory clients. Because of this fiduciary relationship, it is generally improper for WCM or its personnel to use for their own benefit (or the benefit of anyone other than the client) information about WCM's trading or recommendations for client accounts; or

      2. Take advantage of investment opportunities that would otherwise be available for WCM's clients.

      3. As a matter of business policy, WCM wants to avoid the appearance that WCM, its personnel or others receive any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community.

      4. WCM expects all personnel to comply with the spirit of the Code, the specific rules contained in the Code and all applicable Federal Securities Laws as defined in Section III of this Code.

      5. WCM treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, WCM may impose one, several or all of the following: penalties or fines as outlined in Section II.C.6 of this Code; a reduction of compensation, a demotion; a disgorgement of trading gains; suspension or termination of your employment.

      6. Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code, even if no clients are harmed by your conduct.

      7. The Code requires that if at any time you become aware that you, any members of your Family/Household or any other Access Person, have violated the Code, it is your fiduciary obligation to report such violation(s) to the Chief Compliance Officer immediately.

      8. If you have any doubt or uncertainty about what this Code requires or permits, you should ask a Code Officer.

B. Gifts to or from Brokers or Clients - This applies to all personnel, including all Board Members.

      1. No personnel may accept or receive on their own behalf or on behalf of WCM any gift or other accommodations from a vendor, broker, securities salesman, client or prospective client (a "business contact") that might create a conflict of interest or interfere with the impartial discharge of such personnel's responsibilities to WCM or its clients or place the recipient or WCM in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the Family/Household of firm personnel.

      2. No personnel may give on their own behalf or on behalf of WCM any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

      3. In no event should gifts to or from any one business contact have a value that exceeds $100.

      4. These policies are not intended to prohibit normal business entertainment.

                                                                  Exhibit (p)(7)

C. Service on the Board or as an Officer of another Company -This applies to ALL personnel, including Board Members.

      1. To avoid conflicts of interest, inside information and other compliance and business issues, WCM prohibits all its employees from serving as officers or members of the board of any other entity, except with the advance written approval of WCM. Approval must be obtained through a Code Officer, and may require consideration by the board of WCM. A Code Officer can deny approval for any reason.

      2. This pre-approval requirement does not apply to service as an officer or board member of any parent or subsidiary of WCM, nor does it apply to WCM Board Member who are not employees of WCM, although WCM Board Members who are not employees are nevertheless required to inform WCM on an annual basis of all positions held by them on boards or as officers of other companies.

D. Excessive trading or Market Timing - This Applies to ALL personnel, including Board Members.

      Personnel should not engage in excessive trading or market timing activities with respect to any WCM Sub-Advised Fund (the "Fund"). When placing trades in any WCM Sub-Advised Fund, whether the trade is placed directly in the Access Person's direct personal account, 401(k) account, deferred compensation account, account held with an intermediary or any other account, all personnel must comply with the rules set forth in the Fund's prospectus and SAT regarding the frequency of trades.

                                                                  Exhibit (p)(7)

Section II

A.    Reporting Requirements applicable to ALL Access Persons and Investment
      Persons

      The following reporting requirements apply to all Access Persons (including all Investment Persons). One of the most complicated parts of complying with this Code is to understand what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the "Definitions" section, Section III, at the end of this Code.

      You must file the reports described below, even if you have no holdings, transactions or accounts to list in the reports.

      1. Initial Holdings Reports., No later than 10 days after you become an Access Person (which information must be current as of a date no more than 45 days prior to the date of becoming an Access Person), you must file with a Code Officer an Initial Holdings Report on Form A (copies of all reporting forms are available from a Code Officer). Personnel who are Access Persons on the date this Code goes into effect must file an Initial Holdings Report on Form A with a Code Officer.

            Form A requires you to list all Covered Securities in which you or members of your Family/Household have Beneficial Ownership. It also requires you to list all brokers, dealers and banks where you maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on the date you became an Access Person. The list should include the following information:

            a. The title, Primary Identifier (CUSIP or ticker), number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

            b. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

            c.    The date that the report is submitted by the Access Person.

            Form A also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your Family/Household and that you understand that you are an Access Person and, if applicable, an Investment Person under the Code.

      2. Quarterly Transaction Reports. No later than 10 days after the end each quarter, you must file with a Code Officer a Quarterly Personal Transactions Report on Form B.

            Form B requires you to list all and acknowledge all transactions during the most recent calendar quarter in Covered Securities, in which you or a member of your Family/Household had Beneficial Ownership. The list should include the following information:

                                                                  Exhibit (p)(7)

            a. The date of the transaction, the title, Primary Identifier (cusip or ticker), the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

            b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

            c. The price of the Covered Security at which the transaction was effected;

            d. The name of the broker, dealer or bank with or through which the transaction was effected; and

            e.    The date that the report is submitted by the Access Person.

      3. Quarterly Brokerage Account Reports. No later than 10 days after the end each quarter, you must file with a Code Officer a Quarterly Brokerage Accounts Report on Form C.

            Form C requires you to list all brokers, dealers and banks where you or a member of your Family/Household established an account in which any securities (not just Covered Securities) were held during the quarter for the direct or indirect benefit of you or a member of your Family/Household. The list should include the following information:

            a. The name of the broker, dealer or bank with which the Access Person established the account;

            b.    The date the account was established; and

            c.    The date that the report is submitted by the Access Person.

      4. Annual Holdings Reports. By January 3 1 of each year, you must file with a Code Officer a Certification of Compliance and a current Inventory of Holdings Report on Form D.

            Form D requires you to list all Covered Securities in which you or a member of your Family/Household had Beneficial Ownership as of January 1 of that year. It also requires you to list all brokers, dealers and banks where you or a member of your Family/Household maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your Family/Household on January 1 of that year. The list should include the following information:

            a. The title, Primary Identifier (CUSIP or ticker), number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

            b. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

            c.    The date that the report is submitted by the Access Person.

            Form D also requires you to reaffirm that you have read and understand this Code, that you understand that it applies to you and members of your Family/Household and that you understand that you are an Access Person and, if applicable, an Investment Person under the Code.

                                                                  Exhibit (p)(7)

      5. Duplicate Confirmation Statements. If you or any member of your Family/Household has a securities account with any broker, dealer or bank, you, or your Family/Household member must direct that broker, dealer or bank to send, directly to WCM's Code Officer, contemporaneous duplicate copies of all transaction confirmation statements and all account statements relating to that account. This requirement does not satisfy the quarterly or annual reporting requirements as outlined above.

B.    Transactional Restrictions

      1. Restrictions applicable to Access Persons. The following transaction restrictions apply to all Access Persons (including all Investment Persons).

            a.    Preclearance

                  You and members of your Family/Household are prohibited from engaging in any transaction in a Covered Security for any account in which you or a member of your Family/Household has any Beneficial Ownership, unless you obtain, in advance of the transaction, written preclearance for that transaction from a Code Officer. The written preclearance form is attached to this Code as Form E.

                  Once obtained, preclearance is valid only for the day on which it is granted. A Code Officer may revoke a preclearance any time after it is granted and before you execute the transaction. A Code Officer may deny or revoke preclearance for any reason.

            b.    Black-Out Periods

                  An Access Person should not place an order to enter into a personal transaction during any of the following times:

                  (i) When the Access Person knows, or has reason to believe, that the Security may in the near future be recommended for action or acted upon by the Company for any client account; or

                  (ii) For a period of ten (10) business days after a Security has been recommended for action by the Investment Committee.

            c.    Initial Public Offerings and Private Placements

                  Neither you nor any member of your Family/Household may acquire Beneficial Ownership in any Initial Public Offering or Limited Offering in a private placement transaction except with the specific, advance written approval of the Code Officer on a case-by-case basis, which a Code Officer may deny for any reason. A Code Officer will make a written record of any decision, and the reasons supporting the decision, to approve any such transaction.

      2. Restrictions applicable to Investment Persons. The following transaction restrictions apply to all Investment Persons.

            a.    Prohibition on Short-Term Trading

                  Neither you nor any member of your Family/Household may realize a profit from any transaction involving the purchase and sale, or sale and purchase, of the same Covered Security (or any closely related security, such as an option or a related convertible or exchangeable security) within any period of 30 calendar days. For purposes of this rule,

                                                                  Exhibit (p)(7)

                  transactions will be reviewed on a first-in-first-out basis. If any such transactions occur without approval, WCM will require any profits from the transactions to be disgorged for donation by WCM to charity.

            b.    Prohibition on Front-Running

                  An Investment Person (including any member of the Family/Household of such Investment Person) may not purchase or sell a Covered Security within a period of seven (7) calendar days before or after a client account managed by a WCM Investment Person (of similar product style) purchases or sells that Covered Security across a product, hedge fund or group of accounts. This prohibition excludes trades executed for dispersion purposes. Please note that the total blackout period is 15 days (the day of the client trade, plus seven days before and seven days after).

                  (i) If any such transactions occur, WCM will generally require any profits from the transactions to be disgorged for donation by WCM to charity.

                  (ii) It sometimes happens that an Investment Person who is responsible for making investment recommendations or decisions for client accounts determines within the seven calendar days after the day he or she (or a member of his or her Family/Household) has purchased or sold for his or her own account a Covered Security that was not, to the Investment Person's knowledge, then under consideration for purchase by any client account--that it would be desirable for client accounts as to which the Investment Person is responsible for making investment recommendations or decisions to purchase or sell the same Covered Security (or a closely related security). In this situation, the Investment Person MUST put the clients' interests first, and promptly make the investment recommendation or decision in the clients' interest, rather than delaying the recommendation or decision for clients until after the seventh day following the day of the transaction for the Investment Person's (or Family/Household member's) own account to avoid conflict with the blackout provisions of this Code. WCM recognizes that this situation may occur in entire good faith, and may not require disgorgement of profits in such instances if it appears that the Investment Person acted in good faith and in the best interests of WCM's clients. Such determination will be made by a Code Officer. If there is a question regarding this issue, please see a Code Officer.

3.    Exemptions.

      a. Preclearance. The preclearance requirements in Section I1.B.1(a), do not apply to the following categories of transactions:

                        (i) Transactions in Securities issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof;

                        (ii) Transactions in derivatives tied to the performance of a broad-based index, and transactions in SPDRs and shares of other UITs or vehicles the performance of which is designed to track closely the performance of a broad-based index;

                        (iii) Transactions in futures and options contracts on
                              interest rate instruments or broad-based indexes, and options on such contracts;

                        (iv) Transactions that occur by operation of law or under any other circumstance in which neither the Access Person nor any member of his

                                                                  Exhibit (p)(7)

                              or her Family/Household exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion;

                        (v) Transactions in other Securities determined by a Code Officer to present a similarly low potential for impropriety or the appearance of impropriety; and

                        (vi) Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities held by the Access Person (or Family/Household member) and received by the Access Person (or Family/Household member) from the issuer.

      b. Complete Exemption. The reporting requirements in Section II.A and the prohibitions and restrictions in Section II.B, shall not apply to:

                        (i) Any transaction in an instrument that is not included in the definition of "Covered Security".

                        (ii) Transactions effected for any account which is a personal account solely because it is directly or indirectly influenced or controlled by an Access Person's immediate family member sharing the same household, so long as neither the Access Person nor the family member has any Beneficial Ownership of Securities in the Account and so long as the Access Person agrees in writing not to discuss with the family member any specific investment ideas or transactions arising in the course of the Access Person's employment with the Company.

                        (iii) Purchases of Covered Securities pursuant to an
                              Automatic Investment Plan, including a dividend reinvestment plan or BPFH employee stock purchase plan.

                        (iv) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

                        (v) Transactions effected for any account over which neither the Access Person nor any immediate family member sharing the same household has any direct or indirect influence or control; provided that in the case of an account exempted because it is under the discretionary management of another person (including an interest in an hedge fund or investment partnership or enterprise but not including an interest in a trust that is not revocable by the Access Person or an immediate family member sharing the same household), the Access Person must enter into a letter agreement with that person at the later of the time the account is opened or the Access Person joins the Company, and on an annual basis thereafter, and the Access Person must provide an annual inventory of the Securities in such account.

      c. Open-end Mutual Funds Exemption. The prohibitions of Section II.B, shall not apply but the reporting requirements in Section II.A shall continue to apply to open-ended mutual funds trades that are not WCM Sub-Advised Funds (Reportable Funds).

      d. Large Cap Stock Exemption. The prohibitions of Section II.B.l (b) and Section II.B.2 (a) shall not apply (but the prohibitions in Section II.B.2 (b), prohibition on Front-Running, the pre-clearance requirements in Section II.B.1(a) and the reporting requirements in
            Section II.A shall continue to apply) to equity Securities with a market capitalization of $3 billion or greater at the time of the pre-clearance request.

                                                                  Exhibit (p)(7)

C.    Compliance Administration and Review

      1.    Notification.
            --------------------------------------------------------------------

            a. A Code Officer will notify all WCM employees of their status as determined by definition of Access Person or Investment Person in Section III of this Code as needed but at least on an annual basis.

      2.    Compliance Review.
            --------------------------------------------------------------------

            a. A Code Officer will review all reports as required in Section II.A for compliance with all applicable restrictions outlined in Section II.B, on a quarterly basis. A Code Officer shall report to WCM's Board of Directors on a quarterly basis the results of her review of such reports, and any apparent violation of the reporting requirements.

            b. The Code Officers will review each other's personal transactions, quarterly and annual reports as required by this Code.

      3.    Violation Review.

            a. The Chief Compliance Officer with assistance from the Compliance Officer shall determine whether the policies established in this Code have been violated, and what sanctions, if any, should be imposed. The Compliance Department and Board of Directors shall review the operations of this Code at least annually or as dictated by applicable laws or regulations.

      4.    Code Distribution.

            a. A Code Officer will distribute this Code, along with an Acknowledgement of Receipt of such Code, to all Access Persons at least annually. Any amendments made to this Code, along with an Acknowledgement of Receipt of such Amendment to the Code, shall be distributed by a Code Officer to all Access Persons upon an amendment approved by WCM's Board of Directors.

      5.    Recordkeeping Requirements.

            a. The Code Officers will maintain all records required by or created in the spirit of this Code in the manner and to the extent set out in Section 17j-1(f) of the Advisers Act at their principal place of business, and must make the following records available to the Commission:

                  1. A copy of each Code of Ethics that is in effect, or at any time within the past five years was in effect. These copies will be maintained in an easily accessible place;

                  2. A record of any violation of the Code, and of any action taken as a result of the violation. Such reports will be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurred;

                  3. A copy of each report made by an Access Person as required by the Code. Such reports will be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided with, the first two years in an easily accessible place;

                                                                  Exhibit (p)(7)

      4. A record of all persons, currently or within the past five years, who are or were required to make reports under this Section, or who are or were responsible for reviewing these reports. Such reports will be maintained in an easily accessible place; and

      5. A copy of WCM's Board of Directors Annual Acknowledgement and Certificate of Compliance with Section 17j-1(c) of the Advisers Act which will be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

            b. The Code Officers will ensure that all records of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Persons of investments in Initial Public Offerings and Limited Offerings are maintained for at least five years after the end of the fiscal year in which the approval is granted.

      6.    Sanctions

                  a. A Code Officer will notify you of any discrepancy between your personal trading activities and the rules/restrictions outlined in this Code. If a discrepancy cannot be thoroughly explained or corrected to the Compliance Department's satisfaction, the Chief Compliance Officer, or in her absence, the Compliance Officer, has full authority as granted by the WCM Board of Directors, to determine and impose a sanction upon any employee or board member who may have violated the Code or the spirit of the Code.

                  b.    Sanctions will consist of the following for Investment
                        Persons:

                        1.    Late Reporting       $10.00 per day after due date

                        2.    Missing Information  $5.00 per trade; $25.00 per
                                                   account

                        3.    Failure to preclear  $50.00 per trade for first
                                                   offense; $50.00 thereafter

                        4.    Restricted List      $100.00 per trade first
                                                   offense; $100.00 thereafter

                        5.    Front Running        $500.00/microcap
                                                   $250.00/small cap
                                                   $100.00/mid cap
                                                   $50.00/large cap

                              Such fines are in addition to disgorging profits. Market caps are defined by WCM products.

                        6. Short term trading any profits gained within the specified 30-day period (regardless of number of accounts involved in the gain) will be disgorged.

                  c.    Sanctions will consist of the following for Access
                        Persons:

                        1.    Late Reporting       $5.00 per day after due date

                        2.    Missing Information  $5.00 per trade; $10.00 per
                                                   account

                        3.    Failure to preclear  $25.00 per trade for first
                                                   offense; $25.00 thereafter

                        4.    Restricted List      $50.00 per trade first
                                                   offense; $25.00 thereafter

                  d. All sanctions will be paid by personal check made payable to: Westfield Capital Management Company, LLC. Each payment will be submitted to a charity of the Chief Compliance Officer or Compliance Officer's unbiased choice.

                                                                  Exhibit (p)(7)

Section III

A.    Definitions

      These following terms have special meanings in this Code:

            o     Access Person

            o     Automatic Investment Plan

            o     Beneficial Ownership

            o     Code Officer(s)

            o     Covered Security

            o     Family/Household

            o     Federal Securities Laws

            o     Initial Public Offering ("IPO")

            o     Limited Offering

            o     Investment Person

            o     Primary Identifier

            o     Reportable Fund(s)

      The special meanings of these terms as used in this Code are explained below. Some of these terms (such as "Beneficial Ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "Beneficial Ownership" has a different meaning in this Code than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

            IMPORTANT: If you have any doubt or question about whether an investment, account or person is covered by any of these definitions, ask a Code Officer.

Access Person includes:

            o Any member of WCM's board who are employees of WCM or any Board Member who is not an employee of WCM but who obtains non-public information about client transactions, portfolio holdings, or WCM recommendations.

            o     Every officer of WCM; and

            o Every employee of WCM (or of any company that directly or indirectly has a 25% or greater interest in WCM) who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

Automatic Investment Plan means:

            o A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

                                                                  Exhibit (p)(7)

Beneficial ownership means:

            o Any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. It also includes transactions over which you exercise investment discretion (other than for a client of WCM), even if you don't share in the profits. Beneficial Ownership is a very broad concept. Some examples of forms of Beneficial Ownership include:

                        o Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

                        o Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

                        o Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in a "blind trust" or similar ------ arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's Beneficial Ownership. This is because, unless the account is a "blind trust" or similar arrangement, the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

                        o Securities in a person's individual retirement account.

                        o Securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

                        o Securities owned by a trust of which the person is either a trustee or a beneficiary.

                        o Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

This is not a complete list of the forms of ownership that could constitute Beneficial Ownership for purposes of this Code. You should ask a Code Officer if you have any questions or doubts at all about whether you or a member of your Family/Household would be considered to have Beneficial Ownership in any particular situation.

Code Officer, means

            o Karen DiGravio, Chief Compliance Officer or a Compliance Officer. These individuals are to perform the functions of Code Officer.

                                                                  Exhibit (p)(7)

Covered Security means

            o Anything that is considered a "security" under the Investment Company Act of 1940, except:

                  o     Direct obligations of the U.S. Government;

                  o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements;

                  o Shares of open-end investment companies that are registered under the Investment Company Act (mutual funds) other than Reportable Funds;

                  o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds; and

                  o     Shares issued by money market funds.

            This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

                  o     Options on securities, on indexes and on currencies;

                  o     Investments in all kinds of limited partnerships;

                  o Investments in foreign unit trusts and foreign mutual funds; and

                  o Investments in private investment funds, hedge funds and investment clubs.

Family/Household members include:

            o Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support);

            o     Your children under the age of 18;

            o Your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any way to their support); and

            o Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

      There are a number of reasons why this Code covers transactions in which members of your Family/Household have Beneficial Ownership. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding WCM's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

                                                                  Exhibit (p)(7)

Federal Securities Laws include:

            o The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

Investment Person means:

            o Any employee of WCM (or of any company that directly or indirectly has a 25% or greater interest in WCM) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of any securities (even if they're not Covered Securities) for any client account, or whose functions relate to the making of any recommendations with respect to purchases and sales; and any natural person who directly or indirectly has a 25% or greater interest in WCM and obtains information concerning recommendations made to any client of WCM regarding the purchase or sale of any securities (even if they're not Covered Securities) by the client.

Initial Public Offering means:

            o An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

Limited Offering means:

            o An offering that is exempt from registration pursuant to Sections 4(2), 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 of the Securities Act of 1933.

Primary Identifier means:

            o     Cusip or Ticker.

Reportable fund(s) means:

            o Any fund for which WCM serves as an investment adviser or sub-adviser as defined in Section 2(a)(20) of the Investment Company Act of 1940; or

            o Any fund whose investment adviser or principal underwriter controls WCM, is controlled by WCM, or is under common control with WCM.

                                                        *

                                                                  Exhibit (p)(7)

Form A

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC

INITIAL HOLDINGS REPORT

                For the Month Ending___________________, 20______

Underlined terms have the meaning assigned to them in Westfield Capital Management Company, LLC Code dated May 16, 2005.

To Code Officer(s)::

As an Access Person,, I am disclosing all current Covered Securities in which I (or members of my Family/Household) have Beneficial Ownership. I also list all current brokers, dealers and banks where I maintain an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of me or a member of my Family/Household on the date I became an Access Person. The information attached hereto is current as of a date no more than 45 days prior to the date I became an Access Person as dated above.

Check Box 1 or 2, and box 3, as applicable.

1.Li I certify that I have no Covered Securities holdings that require the specified reporting for the year ending_____________________, 20

2.L I certify that the attached list details all Covered Securities in which I or members of my Family/Household have Beneficial Ownership. I also certify that all brokers, dealers and banks where I maintain an account with any securities for the direct or indirect benefit for me or a member of my Family/Household is listed as well. The list includes the following information:

            a. The title, Primary Identifier (cusip or ticker), number of shares and principal amount of each Covered Security;

            b. The name of any broker, dealer or bank account in which any securities were held; and

            c.    The date that the report is submitted.

3. LI I certify that I have read and understand this Code and that it applies to me and to members of my Family/Household, and that I am an Access Person and if applicable, an Investment Person as defined by the Code.

                                                      __________________________
                                                      Signature

                                                      Print Name Dated:
                                                      __________________________

                                                          Acknowledged:
                                __________________________

__________________________
Code Officer

                                                                  Exhibit (p)(7)

Form B,

             Transaction Certification Statement

      SAMPLE WCM EMPLOYEE

                                                                  Exhibit (p)(7)

Form C

                    Brokerage Account Certification Statement

                                                                  Exhibit (p)(7)

FORM D

                      WESTFIELD CAPITAL MANAGEMENT CO., LLC

                           Certification of Compliance
                               & Inventory Report

                                 (All Employees)

Bolded terms have the meaning assigned to them in Westfield's Code, as amended.

As an Investment Person or Access Person, I certify that I have read and understand the Code. I further certify that I have complied with the requirements of the Code and that I have disclosed or reported all Covered Securities holdings and/or transactions required to be reported by the Code as of January 1 of the current year by attaching a list as requested in Section II of the Code under the Annual Holding Reports Section. The list includes the following information:

a. The title, Primary Identifier (cusip or ticker), number of shares and principal amount of each Covered Security;

b. The name of any broker, dealer or bank account in which any securities are held for the direct or indirect benefit of the Access Person; and

c.    The date that the report is submitted by the Access Person.

Print Name:
           ---------------------------------------------

Signature:
           ---------------------------------------------

                                          Date:

                                                                  Exhibit (p)(7)

FORM E

                    WESTFIELD CAPITAL MANAGEMENT COMPANY, LLC
--------------------------------------------------------------------------------
                           PRECLEARANCE OF SECURITIES
                                TRANSACTION FORM
--------------------------------------------------------------------------------

      PLEASE NOTE THAT THIS PRECLEARANCE IS VALID ONLY FOR DATE OF APPROVAL

      (1)   Name of employee requesting authorization:

      (2) If different from #1, name of the account where the trade will occur:

      (3)   Name of Brokerage Firm where the account is held:

      (4)   Name of Security (and Ticker):

      (5)   Price Per Share:

      (6)   Quantity:

      (7)   Market Cap:
                       ] Purchase ( I____1 Sale I [____] Market Order I I___] Limit Order (Price :_____)

      (8) Do you possess material nonpublic information regarding the
                                                                   Yes_______
            security or the issuer of the security?'

      (9)   To your knowledge, are the securities or               Yes       No
            "equivalent securities" (i.e., securities issued by the same entity as the issuer of a security, and all related derivative instruments, such as options and warrants) held by any investment companies or other accounts managed by Westfield
            Capital Management Company, LLC (the "Company")

      (10) Have you bought or sold the security within 30 days or less?
                                                                   __________Yes
            No

      (11)  If you are an Analyst, does your area of        _______Yes_______No
            coverage extend to the security you are seeking preclearance for?

      (12) If you are a Portfolio Manager,' has any account you manage
                                                                   Yes_______
                                                                   No purchased
            or sold these securities or equivalent securities within the past seven calendar days or do you expect any such account to purchase or sell these securities or equivalent securities within seven calendar days after your proposed purchase or sale?

I have read Westfield's Code, Policy and Procedures Designed to Detect and Prevent Insider Trading within the prior 12 months and believe that the proposed trade fully complies with the requirements of each. I acknowledge that the authorization granted pursuant to this form is valid only on the date on which the authorization is granted.

_____________________________                      _____________________________
Print Name                                         Employee Signature

Date Submitted_____________________________                     Authorized by:

                                                   Date Approved:

_____________________________

Please note that employees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security Please consult with a

                                                                  Exhibit (p)(7)

Code Officer (as defined in the Company's code) if you are unsure whether certain information constitutes material nonpublic information

                                                                  Exhibit (p)(7)

                       Transaction Certification Statement

Employee Name: WCM Z -RESTRICTED LIST

Date Range:    101112003 -- 1213112005

    Transaction Type Primary Identifier Security Name  Trade Date Quantity Price

Account Number                                    Broker

[ ] I certify that all covered security transactions as defined in the Code are reported above.

[ ] I certify that I have no security transactions to report as Instructed by the Code.

                                                   _____________________________
      Signature                                    Date
      (WCM Z RESTRICTED LIST )

                                                             Page 1 of  1 Date
                                                             printed: 10/20/2005

                                                                  Exhibit (p)(7)

                    Brokerage Account Certification Statement

As Of   10/20/2005
Name:   WCM Z -RESTRICTED LIST

        Account Number   Account Name      Broker   Initiated Date Date Closed
--------------------------------------------------------------------------------
        WCM1             INSIDER TRADING   WCM
        WCMO2            COVERED           WCM

--------------------------------------------------------------------------------

      [ ] I certify all brokerage accounts are reported above as required by the Code.

      [ ] I certify that I do not have any brokerage accounts to report as required by the Code.

        __________________________                 _____________________________
        Signature                                  Date
        (WCM Z -RESTRICTED LIST )

                                                             Page 1 of  1 Date
                                                             printed:

                                                                  Exhibit (p)(7)

                                                            10/20/2005